                                 EXHIBIT 99(B)

                SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES

                                                               SIX MONTHS
                                                                  ENDED
                                                               DECEMBER 31          YEARS ENDED JUNE 30,
                                                                                   ---------------------
                                                                   1995        1995       1994       1993
                                                                 -------     -------    --------   --------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and dividend income:
      Loans (Note 3)........................................ $   15,322    $  26,086   $  21,489  $  21,957
      Securities available for sale.........................      2,203        4,441       4,832         --
      Securities held for sale..............................         --           --          --        761
      Securities held to maturity...........................      1,939        2,921         422      4,605
      Dividends on Federal Home Loan Bank stock.............        137          202         165        181
      Deposits in other banks...............................        203          223         296        192
                                                             ----------    ---------   ---------  ---------
           Total interest and dividend income...............     19,804       33,873      27,204     27,696
                                                             ----------    ---------   ---------  ---------
Interest expense:
      Deposits..............................................      7,657       12,904      11,262     12,446
      Borrowed funds........................................      2,399        2,914         506        490
                                                             ----------    ---------   ---------  ---------
           Total interest expense...........................     10,056       15,818      11,768     12,936
                                                             ----------    ---------   ---------  ---------
Net interest and dividend income............................      9,748       18,055      15,436     14,760
Provision for possible loan losses (Note 4).................        498          777         925      2,351
                                                             ----------    ---------   ---------  ---------
           Net interest and dividend income after
              provision for possible loan losses............      9,250       17,278      14,511     12,409
                                                             ----------    ---------   ---------  ---------
Non-interest income:
     Deposit account fees...................................        342          618         469        410
     Gains on sales of investment securities, net
        (Note 2)............................................        228          148         524        977
     Gains on sales of loans, net (Note 1)..................        456          501       1,089        927
     Mortgage servicing income..............................        334          522         476        341
     Other          ........................................        225          412         260        376
                                                             ----------    ---------   ---------  ---------
          Total non-interest income.........................      1,585        2,201       2,818      3,031
                                                             ----------    ---------   ---------  ---------
Non-interest expense:
     Salaries and employee benefits (Note 12)...............      3,673        6,763       6,141      5,207
     Occupancy and equipment................................      1,115        1,963       1,735      1,602
     Foreclosed property (Note 6)...........................        156          146          67      1,875
     FDIC deposit insurance premiums........................         14          806         814        750
     Marketing..............................................        260          353         348        251
     Acquisition costs (Note 17)............................        669           --          --         --
     Other          ........................................      1,910        3,411       3,706      3,295
                                                             ----------    ---------   ---------  ---------
          Total non-interest expense........................      7,797       13,442      12,811     12,980
                                                             ----------    ---------   ---------  ---------
Income before income taxes..................................      3,038        6,037       4,518      2,460
Income tax expense (Note 11)................................      1,264        1,862         897         --
                                                             ----------    ---------   ---------  ---------
     Net income.............................................      1,774        4,175       3,621      2,460
Dividends on preferred stock ...............................         --           --          19         24
                                                             ----------    ---------   ---------  ---------
      Net income available to common stock.................. $    1,774    $   4,175   $   3,602  $   2,436
                                                             ==========    =========   =========  =========

     Earnings per common and common equivalent share........ $     0.73    $    1.70   $    1.49  $    1.09
     Average number of common and common
       equivalent shares outstanding........................      2,434        2,458       2,424      2,240

   See accompanying notes to supplemental consolidated financial statements.

                   SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                 COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES

                                                                                      DECEMBER 31,          JUNE 30,
                                                                                                         --------------
                                                                                          1995         1995        1994
                                                                                       ---------    ---------    ---------
                                                                                       (DOLLARS IN THOUSANDS, EXCEPT SHARE
                                                                                                      DATA)
Assets
Cash and due from banks (Note 13)..................................................... $  19,226    $  17,368    $  12,165
Interest-bearing deposits in other banks..............................................    11,967       13,981        3,235
                                                                                       ---------    ---------    ---------
            Total cash and cash equivalents...........................................    31,193       31,349       15,400
                                                                                       ---------    ---------    ---------
Securities available for sale--amortized cost $66,467 at December 31, 1995, $63,129 at
  June 30, 1995 and $70,588 at June 30, 1994 (Notes 2, 8 and 9).......................    67,411       63,568       69,922
Securities held to maturity--fair value $47,760 at December 31, 1995, $65,322 at
  June 30, 1995 and $40,152 at June 30, 1994 (Notes 2, 8 and 9).......................    47,525       65,397       41,324
Federal Home Loan Bank stock, at cost (Notes 2 and 9).................................     4,411        4,009        2,040
Mortgage loans held for sale (Note 3).................................................     2,940        4,635        6,106
Loans (Notes 3 and 9).................................................................   327,014      321,933      260,855
Allowance for possible loan losses (Note 4)...........................................    (3,667)      (3,524)      (3,772)
                                                                                       ---------    ---------    ---------
            Net loans.................................................................   323,347      318,409      257,083
                                                                                       ---------    ---------    ---------
Premises and equipment (Note 5).......................................................     8,938        8,140        7,771
Real estate acquired by foreclosure (Note 6)..........................................       566        1,134          836
Due from broker from security sale ...................................................     1,710           --
Accrued interest receivable...........................................................     3,724        3,540        2,812
Other assets (Notes 6 and 11).........................................................     6,238        6,843        3,968
                                                                                       ---------    ---------    ---------
            Total assets.............................................................. $ 498,003    $ 507,024    $ 407,262
                                                                                       =========    =========    =========
Liabilities and Stockholders' Equity
Liabilities:
       Deposits (Note 7):
         Non-interest bearing demand.................................................. $  39,969    $  37,829    $  30,228
         Savings......................................................................   137,835      138,620      160,690
         Time certificates............................................................   207,633      196,735      155,471
                                                                                       ---------    ---------    ---------
            Total deposits............................................................   385,437      373,184      346,389
       Borrowed funds (Notes 8 and 9).................................................    70,936       93,021       25,986
       Liability relating to ESOP (Note 12)...........................................       118          197          355
       Accrued interest payable.......................................................     1,517        1,229          719
       Other liabilities..............................................................     3,227        4,418        2,595
                                                                                       ---------    ---------    ---------
            Total liabilities.........................................................   461,235      472,049      376,044
                                                                                       ---------    ---------    ---------
Commitments and contingencies (Notes 5, 12 and 13)
Stockholders' equity (Notes 10, 11 and 12):
       Preferred stock, $1.00 par value per share; 1,000,000 shares authorized, none
         issued.......................................................................        --           --           --
       Common stock, $1.00 par value per share; 3,000,000 shares authorized; issued and outstanding 2,382,849 at December 31, 1995, 2,380,476 at June 30, 1995 and
           2,376,869 at June 30, 1994.................................................     2,383        2,380        2,377
       Additional paid-in capital.....................................................    21,784       21,766       21,962
       Retained earnings..............................................................    12,299       11,068        7,870
                                                                                       ---------    ---------    ---------
                                                                                          36,466       35,214       32,209
       Unrealized net gains (losses) on securities available for sale, net (Note 2)...       578          151         (636)
       Unearned compensation expense--ESOP (Note 12)..................................      (118)        (197)        (355)
       Treasury stock (at cost)--9,655 shares at December 31, 1995
         and 11,810 at June 30, 1995..................................................      (158)        (193)          --
                                                                                       ---------    ---------    ---------
            Total stockholders' equity................................................    36,768       34,975       31,218
                                                                                       ---------    ---------    ---------
            Total liabilities and stockholders' equity................................ $ 498,003    $ 507,024    $ 407,262
                                                                                       =========    =========    =========

   See accompanying notes to supplemental consolidated financial statements.

    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES

                                                                                                      UNREALIZED NET
                                                                                                      GAINS (LOSSES)
                                                                          ADDITIONAL                  ON SECURITIES
                                                 PREFERRED    COMMON       PAID-IN       RETAINED     AVAILABLE FOR
                                                   STOCK       STOCK       CAPITAL       EARNINGS       SALE, NET
                                                   -----       -----       -------       ---------      ---------
                                                            (DOLLAR IN THOUSANDS, EXCEPT PER SHARE DATA)
Balances at June 30, 1992....................... $   --       $  2,186    $  20,950      $  2,240       $    --
 Net income.....................................     --             --           --         2,460            --
 Amortization of unearned
   compensation--ESOP...........................     --             --           --            --            --
 Issuance of preferred stock....................     63             --          438            --            --
 Issuance of common stock.......................     --            125          774            --            --
 Issuance of common stock through
    stock option plans (Note 12)................     --              3         (124)           --            --
 Issuance of common stock through
   employee stock purchase plan
   (Note 12)....................................     --              4            8            --            --
 Cash dividends on preferred stock..............     --             --           --           (24)           --
                                                 ------       --------    ---------      --------       -------
Balances at June 30, 1993.......................     63          2,318       22,046         4,676            --
 Net income.....................................     --             --           --         3,621            --
 Amortization of unearned
   compensation--ESOP...........................     --             --           --            --            --
 Preferred stock exchanged for
   common stock.................................    (27)            27           --            --            --
 Redemption of preferred stock..................    (36)            --         (250)           --            --
 Issuance of common stock through
   stock option plans (Note 12).................     --             28          141            --            --
 Issuance of common stock through
   employee stock purchase plan
   (Note 12)....................................     --              4           25            --            --
 Cash dividends on preferred stock..............     --             --           --           (19)           --
 Cash dividends on common stock.................     --             --           --          (408)           --
 Change in unrealized net gains
   (losses) on securities available for
   sale, net....................................     --             --           --            --          (636)
                                                 ------       --------    ---------      --------       -------
Balances at June 30, 1994.......................     --          2,377       21,962         7,870          (636)
 Net income.....................................     --             --           --         4,175            --
 Amortization of unearned
   compensation--ESOP...........................     --             --           --            --            --
 Issuance of common stock through
   stock option plans (Note 12).................     --              3         (193)           --            --
 Issuance of common stock through
   employee stock purchase plan
   (Note 12)....................................     --             --           (4)           --            --
 Purchase of 42,500 shares of
   treasury stock...............................     --             --           --            --            --
 Redemption of preferred stock..................     --             --            1            --            --
 Cash dividends on common stock.................     --             --           --          (977)           --
 Change in unrealized net gains
   (losses) on securities available for
   sale, net....................................     --             --           --            --           787
                                                 ------       --------    ---------      --------       -------
Balances at June 30, 1995.......................     --          2,380       21,766        11,068           151
 Net income.....................................     --             --           --         1,774            --
 Amortization of unearned
   compensation--ESOP...........................     --             --           --            --            --
 Issuance of common stock through
   stock option plans (Note 12).................     --              3           21            --            --
 Issuance of common stock through
   employee stock purchase plan
   (Note 12)....................................     --             --           (3)           --            --
 Cash dividends on common stock.................     --             --           --          (543)           --
 Change in unrealized net gains
   (losses) on securities available for
   sale, net....................................     --             --           --            --           427
                                                 ------       --------    ---------      --------       -------
Balances at December 31, 1995................... $   --       $  2,383    $  21,784      $ 12,299       $   578
                                                 ======       ========    =========      ========       =======

                                                  UNEARNED
                                                COMPENSATION
                                                  EXPENSE      TREASURY
                                                   ESOP         STOCK       TOTAL
                                                   -----        -----      --------
Balances at June 30, 1992....................... $  (670)     $   (174)   $  24,532
 Net income.....................................      --            --        2,460
 Amortization of unearned
   compensation--ESOP...........................     157            --          157
 Issuance of preferred stock....................      --            --          501
 Issuance of common stock.......................      --            --          899
 Issuance of common stock through
   stock option plans (Note 12).................      --           174           53
 Issuance of common stock through
   employee stock purchase plan
   (Note 12)....................................      --            --           12
 Cash dividends on preferred stock..............      --            --          (24)
                                                 -------      --------    ---------
Balances at June 30, 1993.......................    (513)           --       28,590
 Net income.....................................      --            --        3,621
 Amortization of unearned
   compensation--ESOP...........................     158            --          158
 Preferred stock exchanged for
   common stock.................................      --            --           --
 Redemption of preferred stock..................      --            --         (286)
 Issuance of common stock through
   stock option plans (Note 12).................      --            --          169
 Issuance of common stock through
   employee stock purchase plan
   (Note 12)....................................      --            --           29
 Cash dividends on preferred stock..............      --            --          (19)
 Cash dividends on common stock.................      --            --         (408)
 Change in unrealized net gains
   (losses) on securities available for
   sale, net....................................      --            --         (636)
                                                 -------      --------    ---------
Balances at June 30, 1994.......................    (355)           --       31,218
 Net income.....................................      --            --        4,175
 Amortization of unearned
   compensation--ESOP...........................     158            --          158
 Issuance of common stock through
   stock option plans (Note 12).................      --           407          217
 Issuance of common stock through
   employee stock purchase plan
   (Note 12)....................................      --            27           23
 Purchase of 42,500 shares of
   treasury stock...............................      --          (627)        (627)
 Redemption of preferred stock..................      --            --            1
 Cash dividends on common stock.................      --            --         (977)
   Change in unrealized net gains
   (losses) on securities available for
   sale, net....................................      --            --          787
                                                 -------      --------    ---------
Balances at June 30, 1995.......................    (197)         (193)      34,975
 Net income.....................................      --            --        1,774
 Amortization of unearned
   compensation--ESOP...........................      79            --           79
 Issuance of common stock through
   stock option plans (Note 12).................      --            --           24
 Issuance of common stock through
   employee stock purchase plan
   (Note 12)....................................      --            35           32
 Cash dividends on common stock.................      --            --         (543)
 Change in unrealized net gains
   (losses) on securities available for
   sale, net....................................      --            --          427
                                                 -------      --------    ---------
Balances at December 31, 1995................... $  (118)     $   (158)   $  36,768
                                                 =======      ========    =========

         See accompanying notes to supplemental financial statements.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES


                                                          SIX MONTHS
                                                            ENDED                YEARS ENDED JUNE 30,
                                                          DECEMBER 31,   ------------------------------------
                                                             1995           1995          1994         1993
                                                          ----------     ----------    ----------   ---------
                                                                          (IN THOUSANDS)
Cash flows from operating activities:
 Net income...........................................      $  1,774     $   4,175      $   3,621   $   2,460
 Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
   Provision for possible loan losses................            498           777            925       2,351
   Depreciation and amortization.....................            829         1,422          1,393       1,240
   Gains on sales of investment
     securities, net.................................           (228)         (148)          (411)       (977)
   (Gain) loss on sales of premises
     and equipment...................................             --            --             26         (61)
   Net (gains) losses on sales and loss provisions
     on real estate  acquired by foreclosure.........             51           (51)          (130)      1,323
   Mortgage loans originated for sale................        (25,593)      (28,655)      (112,813)    (85,742)
   Mortgage loans sold...............................         27,288        30,126        120,332      75,959
   (Increase) decrease in other assets...............            219        (3,410)         1,736      (2,473)
   Increase (decrease) in other liabilities..........           (921)        2,311         (2,890)     (3,246)
                                                           ---------      --------       ---------    --------
    Net cash provided by (used in) operating
      activities.....................................          3,917         6,547         11,789      (9,166)
                                                           ---------      --------      ---------     --------
Cash flows from investing activities:
 Proceeds from sales of securities held
  to maturity........................................             --            --             --       1,958
 Proceeds from sales of securities available for sale
   and held for sale.................................         13,917        20,925         12,556      17,864
 Proceeds from maturities and principal payments of
   securities held to maturity.......................         11,204         6,014         12,494       6,435
 Proceeds from maturities and principal payments of
   securities available for sale and held for sale...         10,369        13,091         40,136       1,165
 Purchase of securities held to maturity.............         (4,000)      (30,034)       (40,075)     (9,607)
 Purchase of securities available for sale...........        (16,616)      (20,917)       (45,319)         --
 Net (increase) decrease in FHLB stock..............            (402)       (1,969)           403         (19)
 Net increase in loans..............................         (22,875)      (78,694)       (37,077)    (24,470)
 Proceeds from sales of automobile loans.............         16,867         9,777             --          --
 Capitalized expenses on real estate acquired by
   foreclosure.......................................             --          (232)           (65)       (101)
 Proceeds from disposition of real estate acquired
    by foreclosure...................................            937           984          2,404       4,219
 Proceeds from sales of premises and equipment.......             --            --             28         249
 Additions to premises and equipment.................         (1,312)       (1,317)        (1,008)     (1,934)
 Cash paid for mortgage servicing rights.............         (1,755)         (453)            --          --
                                                           ---------      --------      ---------    --------
    Net cash provided by (used in) investing
     activities......................................          6,334       (82,825)       (55,523)     (4,241)
                                                           ---------      --------      ---------    --------
Cash flows from financing activities:
 Net increase (decrease) in time certificates of
   deposit...........................................         10,898        41,264         (3,067)     (5,202)
 Net increase (decrease) in demand, NOW, savings
   and money market deposit accounts.................          1,355       (14,469)        17,276      29,017
 Proceeds from borrowings............................        103,318       165,945         31,382      12,303
 Repayments of borrowings............................       (125,403)      (98,910)       (13,394)    (16,305)
 Repayments of liability relating to ESOP............            (79)         (158)          (158)       (157)
 Proceeds from issuance of preferred stock...........             --            --             --         501
 Proceeds from issuance of common stock..............             53           175            171         964
 Purchase of treasury stock..........................             --          (627)            --          --
 Redemption of preferred stock.......................             --            --           (286)         --
 Dividends paid on preferred stock...................             --            --            (19)        (24)
 Dividends paid on common stock......................           (549)         (993)          (416)         --
                                                           ---------      --------      ---------    --------
    Net cash provided by (used in) financing
      activities.....................................        (10,407)       92,227         31,489      21,097
                                                           ---------      --------      ---------    --------
    Net increase (decrease) in cash and cash
      equivalents....................................           (156)       15,949        (12,245)      7,690
Cash and cash equivalents at beginning of period.....         31,349        15,400         27,645      19,955
                                                              ------        ------         ------      ------
Cash and cash equivalents at end of period...........      $  31,193     $  31,349      $  15,400   $  27,645
                                                           =========     =========      =========   =========

Supplemental cash flow information:
 Cash paid for:
   Income taxes, net.................................      $   1,112     $   1,528      $   1,186   $     135
   Interest..........................................          9,767        15,316         11,725      13,115

                     SUPPLEMENTAL STATEMENTS OF CASH FLOWS
                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
                                  (CONTINUED)

                                                                                         SIX MONTHS
                                                                                            ENDED
                                                                                         DECEMBER 31,        YEARS ENDED JUNE 30,
                                                                                                         --------------------------
                                                                                             1995         1995       1994      1993
                                                                                          ---------      ------   ----------  ------
                                                                                                          (IN THOUSANDS)
Supplemental schedule of non-cash activities:
  Transfer of securities to available for sale (Note 2)                                 $   10,666   $      --   $   56,028  $    --
  Transfer of securities from available for sale to held to maturity..................          --          --       16,113       --
  Mortgage loans securitized during the period........................................          --       5,551       19,625    6,827
  Additions to real estate acquired by foreclosure....................................         420         999          477    1,994
  Transfer of real estate acquired by foreclosure to premises and equipment...........          --          --           --      609
  Change in net unrealized gains (losses) on securities available for sale, net.......         427         787         (636)      --

   See accompanying notes to supplemental consolidated financial statements.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     On March 20, 1996, the Company completed its acquisition of Centerpoint Bank through the issuance of 657,587 shares of common stock. The acquisition was accounted for as a pooling-of-interests and, accordingly, the financial information for all periods presented has been restated to present the combined financial condition and results of operations of both companies as if the acquisition had been in effect for all periods presented. For further details pertaining to the acquisition, see Note 17 of Notes to Supplemental Consolidated Financial Statements.

  Basis of Presentation

     The supplemental consolidated financial statements include the accounts of Community Bankshares, Inc. and its wholly-owned subsidiaries ("the Company"), Concord Savings Bank and its wholly owned subsidiary, Bancredit Corporation ("Bancredit"), and Centerpoint Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain amounts in prior years have been reclassified to conform with the current year's presentation.

     The principal business of the Company consists of originating residential mortgage loans on property located primarily in New Hampshire, commercial loans and consumer loans, and attracting deposits to fund these assets. Through its subsidiary, Bancredit Corporation, the Company is active throughout the state in originating consumer automobile, recreational vehicle and boat loans. The Company also provides banking and financial advisory services to municipalities and public agencies throughout New Hampshire.

     The supplemental consolidated financial statements of the Company have been prepared to give retroactive effect to the acquisition of Centerpoint Bank on March 20, 1996. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for as a pooling-of-interests in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements after financial statements covering the date of consummation of the business combination are issued.

     In preparing the supplemental consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods. Actual results could differ from these estimates.

     Material estimates that are susceptible to change because of changing market conditions relate to the determination of the allowance for possible loan losses, valuation of real estate acquired by foreclosure and the carrying value of mortgage servicing rights.

  Investment and Mortgage-Backed Securities

     Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and carried at amortized cost. Investments that are purchased and held principally for the purpose of selling them in the near term are classified as "trading" and carried at fair value, with unrealized gains and losses included in earnings. Investments not classified as either "held to maturity" or "trading" are classified as "available for sale" and carried at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. When a debt security is transferred into the "held to maturity" category from the "available for sale" category, the unrealized gain or loss at the transfer date continues to be reported as a separate component of stockholders' equity and is amortized over

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS --(CONTINUED)

the remaining life of the related security as a yield adjustment. If a decline in fair value below the amortized cost basis of an investment is judged by management to be other than temporary, the cost basis of the investment is written down to fair value and the amount of the writedown is included in earnings.

     Premiums and discounts on investment and mortgage-backed securities are recognized in the statements of income using a method that approximates the level-yield method over the lives of the securities. Gains and losses on securities are recognized when realized with the cost basis of investments sold determined on a specific identification basis.

  Loans

     Interest income on loans is recognized on the accrual method. Nonaccrual loans include impaired loans and are those loans on which the accrual of interest is discontinued when collectibility of principal or interest is uncertain or payments of principal or interest have become contractually past due 90 days. Upon such discontinuance, all unpaid accrued interest is reversed against the current period's earnings. A non-impaired loan which has principal or interest payments contractually past due 90 days may remain on accrual status, however, if value of the collateral securing the loan is sufficient to cover principal and accrued interest, and the loan is in the process of collection.

     Interest received on nonaccrual loans is either applied against principal or reported as income according to management's judgment as to the collectibility of principal. Interest received on impaired loans is applied against principal. Loan origination fees and certain direct origination costs are capitalized and recognized in income as an adjustment of the yield on the related loan.

  Loan Sale Activity

     Loans held for sale are carried at the lower of aggregate cost or market value, based upon commitments from investors to purchase such loans and upon prevailing market conditions. Deferred origination fees collected for such loans, net of sale commitment fees paid, are included in the lower of cost or market determination. Such fees are recognized as part of gains on sales of loans when the loans are sold.

     Gains and losses on loans sold with servicing rights retained are adjusted to recognize the difference between the present value of future service fee income and a normal service fee. The resulting excess loan servicing rights are amortized as a reduction of service fee income using the level yield method over the remaining lives of the loans adjusted by expected prepayments. Actual loan prepayment experience is reviewed periodically and the carrying value of excess loan servicing rights is reduced when actual prepayment experience exceeds that originally estimated.

     Effective July 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 122, "Accounting for Mortgage Servicing Rights, an Amendment of FASB Statement No. 65." As a result of adoption, gains on sales of loans increased by approximately $170,000 for the year ended June 30, 1995. This statement requires the Company to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. When the Company acquires mortgage servicing rights either through the purchase or origination of mortgage loans (originated mortgage loan servicing rights) and sells or securitizes those loans with servicing rights retained it allocates the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. When the Company purchases mortgage loan servicing rights (purchased mortgage loan servicing rights) separately, the initial purchase cost is recognized as an asset.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS --(CONTINUED)

     Originated and purchased mortgage loan servicing rights are amortized as a reduction of service fee income in proportion to, and over the period of, estimated net servicing income by use of the level yield method.

     On a quarterly basis, the Company assesses the carrying values of originated and purchased mortgage servicing rights for impairment based on the fair value of such rights. A valuation model that calculates the present value of future cash flows is used to estimate such fair value. This valuation model incorporates assumptions that market participants would use in estimating future net servicing income including estimates of the cost of servicing loans, discount rate, float value, ancillary income, prepayment speeds, and default rates. Any impairment is recognized as a charge to earnings through a valuation allowance.

  Allowance for Possible Loan Losses

     The allowance for possible loan losses is maintained at a level believed by management to be adequate to meet reasonably foreseeable loan losses on the basis of many factors including the risk characteristics of the portfolio, underlying collateral, current and anticipated economic conditions that may affect the borrower's ability to pay, specific problem loans, and trends in loan delinquencies and charge-offs. Possible losses on loans are provided for under the allowance method of accounting. The allowance is increased by provisions charged to earnings and reduced by loan charge-offs, net of recoveries. Loans, including impaired loans, are charged off in whole or in part when, in management's opinion, collectibility is not probable.

     While management uses available information to establish the allowance for possible loan losses, future additions to the allowance may be necessary if economic developments differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for possible loan losses. Such agencies may require the Company to recognize additions to the allowance based on judgments different from those of management.

     On July 1, 1995, the Company adopted SFAS No. 114 "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosure." These statements require changes in both the disclosure and impairment measurement of certain loans. Adoption of these statements had no material impact on the Company's financial position or results of operations. At December 31, 1995, the Company had impaired loans, as defined under SFAS No. 114 and 118, amounting to $819,000.

     Impaired loans are commercial, commercial real estate, and individually significant mortgage and consumer loans for which it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. Nonaccrual loans include impaired loans and are those on which the accrual of interest is discontinued when collectibility of principal or interest is uncertain or payments of principal or interest have become contractually past due 90 days. The Company may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired, if (i) it is probable that the Company will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is not a commercial, commercial real estate or an individually significant mortgage or consumer loan. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS --(CONTINUED)


     When foreclosure is probable, impairment is measured based on the fair value of the collateral. Mortgage and consumer loans which are not individually significant are measured for impairment collectively. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

     Restructured, accruing loans entered into prior to the adoption of these statements are not required to be reported as impaired unless such loans are not performing according to the restructured terms at adoption of SFAS No. 114. Loan restructurings entered into after adoption of SFAS No. 114 are reported as impaired loans, and impairment is measured as described above using the loan's pre-modification rate of interest.

  Premises and Equipment

     Land is stated at cost. Bank buildings, improvements and equipment are carried at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the respective assets on the straight-line method for buildings and improvements and on the straight-line and double-declining balance methods for equipment.

  Real Estate Acquired by Foreclosure

     Real estate acquired by foreclosure includes foreclosed properties where the Company is in possession of the collateral. Real estate acquired by foreclosure in settlement of loans are recorded at the lower of the carrying value of the loan or the fair value of the property received minus costs to sell.

     Losses arising from the acquisition of such properties or from the writedowns to fair values of loans substantively repossessed are charged against the allowance for possible loan losses. Operating expenses and any subsequent provisions to reduce the carrying value to net fair value are charged to current period earnings. Gains upon disposition are reflected in earnings as realized. Realized losses are charged to an allowance for losses on real estate acquired by foreclosure.

     SFAS No. 114 also changes the criteria for classification of a loan as an in-substance foreclosure. Beginning July 1, 1995, loans are classified as in-substance foreclosure when the Company is in possession of the collateral.

  Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS --(CONTINUED)


Earnings Per Share

     Earnings per share is based on the weighted average number of common and common stock equivalents outstanding during the period.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS --(CONTINUED)

(2) INVESTMENT AND MORTGAGE-BACKED SECURITIES

     The amortized cost and estimated market values of investment and mortgage-backed securities were as follows:

                                                       AVAILABLE FOR SALE                         HELD TO MATURITY
                                          -------------------------------------------     --------------------------------
                                     AMORTIZED  UNREALIZED  UNREALIZED    FAIR    AMORTIZED  UNREALIZED  UNREALIZED     FAIR
                                     ---------  ----------  ----------  --------  ---------  ----------  -----------   -------
                                       COST       GAINS       LOSSES     VALUE      COST       GAINS       LOSSES       VALUE
                                     ---------  ----------  ----------  --------  ---------  ----------  ----------     ------
                                                                       (IN THOUSANDS)
December 31, 1995:
Investment securities:
   U.S. Government and
       Agency obligations..........  $  30,892    $    758   $      23  $ 31,627   $ 34,953   $     253    $     38    $ 35,168
   Municipal investments...........        971          --          --       971         --          --          --          --
   Marketable equity securities....        181         115          30       266         --          --          --          --
   Other debt securities...........      1,256          --          26     1,230         --          --          --          --
   Other...........................        113          --          --       113         --          --          --          --
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
                                        33,413         873          79    34,207     34,953         253          38      35,168
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
Mortgage-backed securities:
  FHLMC............................     11,340          67          98    11,309     10,621          23          36      10,608
  FNMA.............................     17,853         236         134    17,955      1,844          33          --       1,877
  Other............................      3,861          92          13     3,940        107          --          --         107
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
                                        33,054         395         245    33,204     12,572          56          36      12,592
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
    Total investment securities....  $  66,467    $  1,268   $     324  $ 67,411   $ 47,525   $     309    $     74    $ 47,760
                                     =========    ========   =========  ========   ========   =========    ========    ========

June 30, 1995:
Investment securities:
   U.S. Government and
      Agency obligations...........  $  32,810    $    364   $      84  $ 33,090   $ 37,907   $     161    $    174    $ 37,894
   Municipal investments...........        987          --          --       987      2,750          --          --       2,750
   Marketable equity securities....        182          87          40       229         --          --          --          --
   Other debt securities...........      1,256          --          45     1,211      3,944          54          --       3,998
   Other...........................        110          --          --       110         --          --          --          --
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
                                        35,345         451         169    35,627     44,601         215         174      44,642
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
Mortgage-backed securities:
  FHLMC............................      6,136           8          92     6,052     12,773          35         163      12,645
  FNMA.............................     12,566         254          22    12,798      6,902          43          32       6,913
  Other............................      9,082          89          80     9,091      1,121           3           2       1,122
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
                                        27,784         351         194    27,941     20,796          81         197      20,680
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
    Total investment securities....  $  63,129    $    802   $     363  $ 63,568   $ 65,397   $     296    $    371    $ 65,322
                                     =========    ========   =========  ========   ========   =========    ========    ========

                                                       AVAILABLE FOR SALE                         HELD TO MATURITY
                                          -------------------------------------------     --------------------------------
                                     AMORTIZED  UNREALIZED  UNREALIZED    FAIR    AMORTIZED  UNREALIZED  UNREALIZED     FAIR
                                     ---------  ----------  ----------  --------  ---------  ----------  -----------   -------
                                       COST       GAINS       LOSSES     VALUE      COST       GAINS       LOSSES       VALUE
                                     ---------  ----------  ----------  --------  ---------  ----------  ----------     ------
                                                                       (IN THOUSANDS)
June 30, 1994:
Investment securities:
   U.S. Government and Agency
      obligations..................  $  37,129    $    148   $     364  $ 36,913   $ 16,931   $      --    $    346    $ 16,585
   Municipal investments...........         --          --          --        --         --          --          --          --
   Marketable equity securities....        127          72          44       155         --          --          --          --
   Other debt securities...........      2,257          --          94     2,163        977          --           9         968
   Other...........................        105          --          --       105         --          --          --          --
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
                                        39,618         220         502    39,336     17,908          --         355      17,553
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
Mortgage-backed securities:
  FHLMC............................     12,803          60         307    12,556     13,641          --         437      13,204
  FNMA.............................     14,834         136         196    14,774      6,094           5         190       5,909
  Other............................      3,333          --          77     3,256      3,681          --         195       3,486
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
                                        30,970         196         580    30,586     23,416           5         822      22,599
                                     ---------    --------   ---------  --------   --------   ---------    --------    --------
    Total investment securities....  $  70,588    $    416   $   1,082  $ 69,922   $ 41,324   $       5    $  1,177    $ 40,152
                                     =========    ========   =========  ========   ========   =========    ========    ========

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     As members of the Federal Home Loan Bank (FHLB) of Boston, the Company's subsidiary banks are required to invest in $100 par value stock of the FHLB of Boston in the amount of 1% of its outstanding loans secured by residential housing, or 1% of 30% of total assets, or 5% of its outstanding advances from the FHLB, whichever is higher. When such stock is redeemed, the banks would receive from the FHLB an amount equal to the par value of the stock. As of December 31, 1995, the subsidiary banks were required to have an investment of at least $2,992,000.

     An analysis of realized gains and losses on investment and mortgage-backed securities and investments available and held for sale for the periods indicated is as follows:

                           SIX MONTHS ENDED
                             DECEMBER 31,                         YEARS ENDED JUNE 30,
                                                    -----------------------------------------------
                                 1995                1995                1994                1993
                          ------------------  ------------------  ------------------   -----------------
                          REALIZED  REALIZED  REALIZED  REALIZED  REALIZED  REALIZED  REALIZED  REALIZED
                          --------  --------  --------  --------  --------  --------  --------  --------
                           GAINS     LOSSES    GAINS     LOSSES    GAINS     LOSSES    GAINS     LOSSES
                           -----     ------    -----     ------    -----     ------    -----     ------
                                                         (IN THOUSANDS)
Debt securities.........  $  --     $   --     $  --    $   --    $  --     $   --    $   95   $    --
Marketable equity
   securities...........     --         --        --        --       --         --        --        --
Mortgage-backed
   securities...........     --         --        --        --        --        --        45        --
Investments, available
   and held for sale....     228        --       171        23       531         7       837        --
                          -------   --------  --------   -------  --------  --------  -------- --------
                          $  228    $   --     $ 171    $   23    $  531    $    7    $  977   $
                          =======   ========  ========   =======  ========  ========  ======== ========

  The following table sets forth the maturity distribution of investment securities (excluding marketable equity securities) at December 31, 1995.

                                                       AFTER ONE BUT      AFTER FIVE BUT
                                   WITHIN ONE YEAR   WITHIN FIVE YEARS   WITHIN TEN YEARS       AFTER TEN YEARS         TOTAL
                                 -----------------   -----------------   ----------------       ---------------   ------------------
                                 AMORTIZED   FAIR    AMORTIZED   FAIR    AMORTIZED    FAIR     AMORTIZED    FAIR   AMORTIZED   FAIR
                                 ---------   ----    ---------   ----    ---------    ----     ---------    ----   ---------   ----
                                   COST     VALUE      COST     VALUE      COST       VALUE      COST       VALUE    COST     VALUE
                                   ----     -----      ----     -----      ----       -----      ----       -----    ----     -----
Available for Sale:
 U.S. Government and
   Agency obligations..........    $ 6,503  $ 6,514  $ 24,389   $25,113   $     --  $     --   $     --  $     --   $30,892  $31,627
 Municipal investments.........        784      784       187       187         --        --         --        --       971      971
 Mortgage-backed securities....        171      172     3,396     3,376      7,439     7,295     22,048    22,361    33,054   33,204
 Other debt securities.........        500      479       503       498        253       253         --        --     1,256    1,230
 Other.........................        113      113        --        --         --        --         --        --       113      113
                                   -------  -------  --------   -------   --------  --------    -------   -------   -------  -------
Total..........................    $ 8,071  $ 8,062  $ 28,475   $29,174   $  7,692  $  7,548   $ 22,048   $22,361   $66,286  $67,145
                                   =======  =======  ========   =======   ========  ========   ========   =======   =======  =======

Held to Maturity:
 U.S. Government and
   Agency obligations .........    $20,979  $21,059  $ 13,974   $14,109   $     --  $   --     $     --         --   $34,953 $35,168
 Mortgage-backed securities....         --       --    11,670    11,689         --      --          902       903    12,572   12,592
                                   -------  -------  --------   -------   --------  --------   --------   -------   -------  -------
Total..........................    $20,979  $21,059  $ 25,644   $25,798   $     --  $   --     $    902   $   903   $47,525  $47,760
                                   =======  =======  ========   =======   ========  ========   ========   =======   =======  =======

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     Mortgage-backed securities are expected to have shorter average lives than their contractual maturities because borrowers may repay obligations without prepayment penalties. In a declining interest rate environment, prepayments on mortgage-backed securities are likely to accelerate. In a rising rate scenario, prepayments on mortgage-backed securities are likely to slow.

     In 1995, the Financial Accounting Standards Board allowed a one-time reassessment of the appropriateness of the classification of all securities held, and the Company reclassified $10,831,000 of securities held to maturity to available for sale during November 1995. At the time of reclassification, there were $58,000 in unrealized gains and $165,000 in unrealized losses relating to the securities transferred.

(3) LOANS

  The Company's lending activities are concentrated primarily in central and southern New Hampshire. The Company grants single family residential loans, commercial real estate loans, commercial loans, indirect automobile and recreational vehicle loans through dealers and a variety of other consumer loans. In addition, the Company grants loans for the construction of residential homes and commercial real estate properties, and for the development of land. The ability and willingness of residential mortgage and consumer loan borrowers to honor their repayment commitments is generally dependent on the level of overall economic activity within the borrower's geographic areas and real estate values. The ability and willingness of commercial real estate, construction loan and commercial borrowers to honor their repayment commitments is generally dependent on the health of the real estate economic sector in the borrower's geographic areas and the general economy.

                                                                                       AT JUNE 30,
                                                                                   --------------------
                                                                 AT DECEMBER 31,
                                                                       1995          1995       1994
                                                                       ----        --------   ---------
                                                                            (IN THOUSANDS)
  Mortgage loans:
     Residential...............................................       $ 73,051     $ 68,927    $ 66,931
     Home equity...............................................         17,586       18,489      19,925
     Construction..............................................          7,570        4,578       2,557
     Commercial................................................         78,673       73,368      56,805
                                                                      --------     --------    --------
                                                                       176,880      165,362     146,218
     Deferred loan origination fees, net.......................           (373)        (353)       (142)
                                                                      --------     --------    --------
         Mortgage loans, net...................................        176,507      165,009     146,076
                                                                      --------     --------    --------

  Other loans:
     Indirect automobile and recreational vehicle..............         92,845      102,867      66,748
     Mobile home...............................................         11,677       12,427      14,156
     Other consumer............................................         10,342        9,391      10,042
     Commercial................................................         34,447       31,193      23,684
                                                                      --------     --------    --------
                                                                       149,311      155,878     114,630
                                                                      --------     --------    --------
     Deferred loan origination costs...........................          1,196        1,046         149
                                                                      --------     --------    --------
         Other loans...........................................        150,507      156,924     114,779
                                                                      --------     --------    --------

         Total loans...........................................      $ 327,014    $ 321,933   $ 260,855
                                                                     =========    =========   =========

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     In the ordinary course of business, the Company has granted loans to executive officers and directors, and their related interests, on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions with unrelated borrowers. The aggregate amount of these loans at December 31, 1995 was $499,000. New loans were added amounting to $123,000, and payments of $155,000 were recorded during the six months ended December 31, 1995. The aggregate amount of these loans at June 30, 1995 was $531,000. Activity in these loans during the year ended June 30, 1995 included loan additions of $188,000 and loan repayments of $215,000. The balance of these loans at June 30, 1994 was $558,000.

     The Company from time to time originates automobile consumer finance contracts through an automobile dealership owned and operated by one of its directors, subject to the credit approval, on terms comparable to those accorded other dealers. Contracts amounting to $319,000 during the six months ended December 31, 1995 and $1,003,000 and $960,000, respectively, during the fiscal years ended June 30, 1995 and 1994 were originated through this dealership.

     Loans on nonaccrual at December 31, 1995, June 30, 1995 and 1994 totaled $1,535,000, $1,926,000 and $816,000, respectively. At December 31, 1995 and June
30, 1994, loans delinquent 90 days and still accruing amounted to $69,000 and $187,000 respectively. At June 30, 1995, there were no loans that were 90 days or more past due and still accruing. At December 31, 1995 and June 30, 1994 restructured loans classified as non-performing amounted to $6,000 and $54,000 respectively. At June 30, 1995 there were no restructured loans classified as non-performing. The Company has no additional funding commitments to these borrowers.

     Impaired loans amounted to $819,000, of which $730,000 are included in nonaccrual loans, at December 31, 1995. At December 31, 1995, the portion of the allowance for possible loan losses allocated to impaired loans was $272,000. Income of $17,000 was earned, on an average balance of $605,000, on impaired loans during the six months ended December 31, 1995.

     The reduction in interest income for the periods indicated associated with nonaccrual and restructured loans held at the end of such periods is as follows:

                                              SIX MONTHS
                                                ENDED
                                              DECEMBER 31,  YEARS ENDED JUNE 30,
                                                            --------------------
                                                 1995         1995  1994   1993
                                                ------      ------ -----  ------
                                                           (IN THOUSANDS)
Income in accordance with original terms.....   $  71        $ 162   $ 68   $ 264
Income recognized............................     (9)          (71)   (42)   (199)
                                                -----        ------  -----  ------
Foregone income.............................    $  62        $  91   $ 26   $  65
                                                =====        =====   ====   =====

     At December 31, 1995, June 30, 1995 and 1994, the principal balance of residential mortgage loans serviced by the Company for others amounted to $345,328,000, $351,512,000 and $160,994,000, respectively. At December 31, 1995 and June 30, 1995, the principal balance of indirect automobile loans serviced by the Company for others amounted to $25,942,000 and $11,536,000, respectively. The Company did not service any indirect automobile loans for others during fiscal 1994.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


   Following is an analysis of activity concerning loan servicing rights from June 30, 1994 to
December 31, 1995:

                                                                           ORIGINATED         PURCHASED
                                                       EXCESS LOAN       MORTGAGE LOAN      MORTGAGE LOAN
                                                     SERVICING RIGHTS   SERVICING RIGHTS   SERVICING RIGHTS
                                                     -----------------  -----------------  ----------------
                                                                         (IN THOUSANDS)
Balance at June 30, 1994............................    $    --           $    --              $     --
 Originations and acquisitions during the period....        138               187                 2,257
 Amortization charged to service fee income.........         (1)               (8)                   --
                                                        --------          --------             --------
Balance at June 30, 1995............................        137               179                 2,257
 Valuation allowance................................         --                (9)                   --
                                                        -------           --------             --------
Carrying value at June 30, 1995              .......        137               170                 2,257
 Originations and acquisitions during the pe........        247               101                    --
 Receipt of purchase price adjustments..............         --                --                  (117)
 Amortization charged to service fee income.........        (69)              (17)                 (115)
 Change in valuation allowance .....................         --                (6)                  (75)
                                                        -------           --------             ---------
Carrying value at December 31, 1995.................    $   315           $   248              $  1,950
                                                        =======           =======              ========

     At December 31, 1995, the carrying values of originated mortgage servicing rights and purchased mortgage servicing rights was net of a valuation reserve of $14,000 and $75,000, respectively. Excess loan servicing rights, at December 31, 1995 did not require a valuation reserve.

     The December 31, 1995 and June 30, 1995 carrying values of originated and purchased mortgage loan servicing rights are reasonable approximations of their fair value at that date.

     The risk characteristics of the underlying loans used to measure impairment of originated and purchased mortgage loan servicing rights include loan type, interest rate, loan origination date, term to maturity, and geographic location.

(4) ALLOWANCE FOR POSSIBLE LOAN LOSSES

                                                        SIX  MONTHS
                                                           ENDED
                                                        DECEMBER 31,       YEAR ENDED JUNE 30,
                                                                         -----------------------
                                                           1995        1995       1994        1993
                                                         --------    --------   --------    --------
                                                                        (in Thousands)
     Balance at beginning of period..................    $  3,524    $  3,772   $  4,105    $  4,105
     Provision for possible loan losses..............         498         777        925       2,351
     Recoveries on loans previously charged
       off...........................................         361         482        672         381
                                                         --------    --------   --------    --------
                                                            4,383       5,031      5,702       6,837
     Less loans charged off..........................         716       1,507      1,930       2,732
                                                         --------    --------   --------    --------
     Balance at end of period........................    $  3,667    $  3,524   $  3,772    $  4,105
                                                         ========    ========   ========    ========

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



(5) PREMISES AND EQUIPMENT

    The major categories of Company premises and equipment are as follows:

                                                                                    ESTIMATED
                                                                                      USEFUL
                                               AT DECEMBER 31,      AT JUNE 30,      LIFE IN
                                                                 ---------------
                                                    1995         1995      1994      YEARS
                                                    ----         ----      ----      -----
                                                       (DOLLARS IN THOUSANDS)
    Land....................................          $ 1,014    $ 1,014  $ 1,014
    Buildings...............................            7,796      7,178    6,861    15 to 40
    Leasehold improvements                                413        412      317     5 to 15
    Construction in process.................              398        303      196
    Furniture and equipment.................            5,261      4,664    4,241     2 to 20
    Furniture and equipment under capital
      leases................................              552        552      513     3 to  5
                                                      -------    -------  -------
                                                       15,434     14,123   13,142
    Less accumulated depreciation...........            6,496      5,983    5,371
                                                      -------    -------  -------
                                                      $ 8,938    $ 8,140  $ 7,771
                                                      =======    =======  =======

    Depreciation and amortization of premises and equipment included in operating expenses for the six months ended December 31, 1995 amounted to $515,000 and $946,000, $859,000 and $767,000, respectively, for the years ended
June 30, 1995, 1994 and 1993.

    The Company is obligated under various non-cancelable operating leases as well as the capital leases included above, some of which provide for periodic adjustments. At December 31, 1995, minimum lease payments for capital and operating leases were as follows:

                                             OPERATING  CAPITAL
                                              LEASES    LEASES
                                              ------    ------
                                              (IN THOUSANDS)
    Payable:
      Within 1 year.......................   $   282     $ 129
      From 1 to 2 years...................       286       129
      From 2 to 3 years...................       247        69
      From 3 to 4 years...................       217        17
      From 4 to 5 years...................       146        --
      After 5 years.......................       582        --
                                             -------     -----
    Total minimum lease payments..........     1,760       344
    Less amount representing interest.....        --        38
                                             -------     -----
                                             $ 1,760     $ 306
                                             =======     =====

    Total operating lease expense for the six months ended December 31, 1995 amounted to $128,000 and for the years ended June 30, 1995, 1994 and 1993 amounted to $223,000, $143,000 and $112,000, respectively.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(6) REAL ESTATE ACQUIRED BY FORECLOSURE OR SUBSTANTIVELY REPOSSESSED


                                    AT DECEMBER 31,   AT JUNE 30,
                                                     -------------
                                         1995        1995    1994
                                       --------      -----   -----
                                            (IN THOUSANDS)
    Single family housing projects....  $  14       $   14   $  85
    Retail and office.................    247          247     234
    Non-retail commercial.............     --           --      28
    Residential.......................    305          873     489
                                        -----       ------   -----
                                        $ 566       $1,134   $ 836
                                        =====       ======   =====

  The above summary excludes $225,000, $277,000 and $204,000, respectively, of repossessed mobile homes and $108,000, $91,000 and $38,000, respectively, of repossessed automobiles at December 31, 1995 and June 30, 1995 and 1994 which are included in other assets in the accompanying balance sheets.

  An analysis of real estate acquired by foreclosure for the periods indicated is as follows:

                                                                       SIX MONTHS
                                                                          ENDED
                                                                      DECEMBER 31,    YEAR ENDED JUNE 30,
                                                                                     ---------------------
                                                                          1995          1995        1994
                                                                      -------------  ----------   --------
                                                                             (IN THOUSANDS)
  Balance at beginning of period.......................................   $   1,134   $     836   $ 2,568
      Foreclosures and properties substantively repossessed............         420       1,231       542
      Sales proceeds...................................................        (937)       (984)   (2,404)
      Gains on sales, net..............................................          49          27       130
      Recoveries subsequent to foreclosure, net........................        (100)         24        --
                                                                          ---------   ---------   -------
  Balance at end of period.............................................   $     566   $   1,134   $   836
                                                                          =========   =========   =======

  An analysis of foreclosed property expense for the periods indicated is as follows:

                                                                SIX MONTHS
                                                                  ENDED
                                                               DECEMBER 31,        YEARS ENDED JUNE 30,
                                                                                   --------------------
                                                               1995           1995       1994      1993
                                                              -----          -----      -------   ------
                                                                         (DOLLARS IN THOUSANDS)
  Foreclosure and holding costs, net......................... $ 105          $ 197      $  197    $   552
  Recoveries and loss provisions during the period, net......   100            (24)         --      1,029
  (Gains) losses on sales, net...............................   (49)           (27)       (130)       294
                                                              -----          -----      ------    -------
                                                              $ 156          $ 146      $   67    $ 1,875
                                                              =====          =====      ======    =======

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(7) DEPOSITS

                                                   AT DECEMBER 31,     AT JUNE 30,
                                                                   --------------------
                                                      1995           1995         1994
                                                  ------------    --------    -----------
                                                             (IN THOUSANDS)
     Non-interest bearing demand deposits.......  $   39,969    $   37,829   $   30,228
     Savings deposits:
         Savings, club and escrow accounts......      92,396        92,675      115,208
         Interest-bearing NOW accounts..........      33,309        32,322       27,899
         Money market accounts..................      12,130        13,623       17,583
                                                  ----------    ----------   ----------
            Total savings deposits..............     137,835       138,620      160,690
         Time certificates of deposit...........     207,633       196,735      155,471
                                                  ----------    ----------   ----------
            Total deposits......................  $  385,437    $  373,184   $  346,389
                                                  ==========    ==========   ==========

     At December 31, 1995 and June 30, 1995 and 1994, time certificate of deposit accounts with balances of $100,000 or more amounted to $31,646,000, $23,456,000 and $15,288,000, respectively.

     The average annual interest rates on time certificates of deposit outstanding at December 31, 1995 by periods to maturity are summarized as follows:

                                              WEIGHTED
                                              AVERAGE
                                  AMOUNT        RATE
                                 ---------      -------
                                 (DOLLARS IN THOUSANDS)
         Within 1 year...........$ 143,191     5.70%
         From 1 to 2 years.......   46,792     5.92
         From 2 to 3 years.......   10,380     6.11
         From 3 to 5 years.......    7,270     6.32
                                  --------
                                  $207,633     5.79
                                  ========

     At December 31, 1995 and June 30, 1995 and 1994, time certificates of deposit issued at rates which may be adjusted periodically during the term of the certificate amounted to $32,638,000, $33,098,000 and $40,806,000, respectively.


(8) SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

                                                                                      MAXIMUM
                                                                                    OUTSTANDING
                                                                    DAILY AVERAGE      AT ANY
                                                 END OF PERIOD      DURING PERIOD     MONTH-END
                                                 -------------    -----------------   ---------
                                                BALANCE    RATE    BALANCE    RATE
                                                -------   ------- ---------- ------
                                                                (DOLLARS IN THOUSANDS)
     Six Months ended December 31, 1995.......  $11,860    4.72%   $14,876     4.96%   $20,212
     Year Ended June 30, 1995.................   15,879    5.14      3,740     4.73     15,879
     Year Ended June 30, 1994.................    1,797    2.71      1,634     1.80      4,283

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



   Repurchase agreements outstanding at December 31, 1995, June 30, 1995 and June 30, 1994 carried maturity dates of three months or less. U.S. Government and Agency securities with a book value of $17,809,000, $20,438,000 and $4,072,000, respectively, and a fair value of $17,698,000, $20,174,000 and
$3,856,000, respectively, were pledged as collateral and held by custodians to secure the agreements at December 31, 1995, June 30, 1995 and June 30, 1994.

(9) OTHER BORROWED FUNDS

                                                            AT DECEMBER 31,     AT JUNE 30,
                                                                            --------------------
                                                                 1995         1995         1994
                                                               ---------    -------     --------
                                                                     (DOLLARS IN THOUSANDS)
    Advances from the Federal Home Loan Bank of
      Boston..............................................       $ 56,044     $ 76,748    $ 23,672
    Capitalized leases....................................            306          385         501
    Note payable due in monthly installments including
      interest at 7%......................................              5            9          16
    Federal funds purchased...............................          2,721           --          --
                                                                 --------     --------    --------
                                                                 $ 59,076     $ 77,142    $ 24,189
                                                                 ========     ========    ========

   At December 31, 1995, loans primarily secured by residential property, of approximately $77,000,000, investment securities of $11,000,000 and all stock in the Federal Home Loan Bank of Boston were pledged as collateral to secure the above advances and a line of credit with the Federal Home Loan Bank of Boston of $10,000,000. The average annual interest rates on advances from the Federal Home Loan Bank of Boston outstanding at December 31, 1995 by periods to maturity are summarized as follows:

                                                 WEIGHTED
                                                 AVERAGE
                                        AMOUNT    RATE
                                       --------   ----
                                       (DOLLARS IN THOUSANDS)
          Within 1 year.............   $ 34,600        5.78%
          From 1 to 2 years.........     20,000        5.66
          From 2 to 3 years.........        800        5.87
          From 3 to 5 years.........         75        8.13
          After 5 years.............        569        6.76
                                       --------
                                       $ 56,044        5.75
                                       ========

(10) STOCKHOLDERS' EQUITY

     Federal regulations prohibit banking companies from paying dividends on their stock if the effect would cause stockholders' equity to be reduced below applicable regulatory capital requirements or if such declaration and payment would otherwise violate regulatory requirements. At December 31, 1995, the Company and its subsidiary banks were in compliance with all regulatory capital requirements.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENT--(CONTINUED)


   On October 17, 1989, the Board of Directors adopted a Shareholder Rights Plan and declared a dividend distribution of one Right for each outstanding share of common stock. The distribution was payable on November 15, 1989 to the stockholders of record on October 31, 1989. Such Rights only become exercisable upon the earliest to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an ''Acquiring Person'') has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares, or (ii) 10 days following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 25% or more of such outstanding Common Shares, or (iii) the declaration by the Board of Directors that any person is an ''Adverse Person'' (the earliest of such dates being called the ''Distribution Date''). Each Right entitles the registered holder to purchase from the Company one one-hundredth of one share (a ''Unit'') of Series A Preferred Stock, $1.00 par value, at a price of $40 per Unit, subject to adjustment. If the Company is acquired in a merger or other business combination transaction or more than 50% of its assets or earning power are sold, the Rights entitle holders to acquire common stock of the Acquiring Person having a value twice the exercise price of the Rights. The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right at any time prior to the Distribution Date. The Rights will expire on October 30, 1999.

(11) INCOME TAXES

   At December 31, 1995, June 30, 1995 and 1994, the Company's accrued income tax payable was $465,000, $306,000 and $178,000, respectively.

   During fiscal 1993, the Company was subject to an annual franchise tax imposed by the State of New Hampshire at the rate of 1% of the total amount of interest paid on its deposits each year. The Company was also subject to an additional franchise tax in an amount equal to 1% of its outstanding capital stock account. This additional franchise tax could be utilized as a credit against the franchise tax imposed on interest paid on deposits. The Company was also subject to a state business profits tax equal to 8% of taxable income, net of permissible deductions under New Hampshire law for interest earned on United States Government securities and a tax credit for franchise taxes paid.

   On July 1, 1993, the State of New Hampshire modified many of its corporate income tax laws. These changes resulted in the Company being subject to a state business profits tax equal to 7.5% for fiscal year 1994 and 7.0% for years thereafter. In addition, the Company is no longer subject to an annual franchise tax but instead is subject to a business enterprise tax. This tax is imposed at the rate of 0.25% of the sum of the Company's interest expense, compensation expense and dividends paid. This additional enterprise tax may be utilized as a credit against the business profits tax.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


   The difference between the total expected income tax expense computed by applying the federal income tax rate of 34% to income before income taxes and the reported income tax expense is as follows:

                                                       SIX MONTHS
                                                         ENDED
                                                      DECEMBER 31,       YEARS ENDED JUNE 30,
                                                                      -------------------------
                                                          1995         1995      1994     1993
                                                          ----        ------   --------  ------
                                                                    (IN THOUSANDS)
   Computed "expected" federal income tax
     expense at statutory rate.......................   $1,033         $2,053    $1,536   $ 836
   Increase (decrease) resulting from:
       State taxes (net of federal benefit, before...      82             76        54    (42)
         change in valuation reserve)........
       Dividend received deduction...................     (2)            (6)      (21)     (2)
       Change in valuation reserve...................    (55)          (253)     (664)   (793)
       Non-deductible acquisition costs..............     216            --        --      --
       Other.........................................    (10)            (8)       (8)      1
                                                      -------         ------    ------   -----
                                                      $ 1,264         $1,862    $  897   $ --
                                                      =======         ======    ======   =====


                                                       SIX MONTHS
                                                         ENDED
                                                      DECEMBER 31,       YEARS ENDED JUNE 30,
                                                                      -------------------------
                                                          1995         1995      1994     1993
                                                      --------       -------    ------   -----
                                                                   (IN THOUSANDS)
   Current tax expense:
       Federal.......................................  $ 1,158        $1,865    $ 1,016   $ 749
       State.........................................       96            32         --      10
                                                        ------        ------    -------   -----
                                                         1,254         1,897      1,016     759
                                                        ------        ------     ------   -----
   Deferred tax expense (benefit):
       Federal.......................................       37           135       463     108
       State.........................................       28            83        82     (74)
       Change in valuation reserve...................      (55)         (253)     (664)   (793)
                                                         ------       -------    ------  ------
                                                            10           (35)     (119)   (759)
                                                         ------       -------    ------  ------
                                                        $1,264         $1,862    $ 897   $  --
                                                        ======        =======    ======  ======

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


   The tax effects of temporary differences (the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases) that give rise to significant portions of the deferred tax asset and deferred tax liability are as follows:

                                                                   DECEMBER 31,     JUNE 30,
                                                                                 -------------
                                                                      1995      1995     1994
                                                                   ---------  -------  -------
                                                                          (IN THOUSANDS)
Deferred tax asset:
    Allowance for possible loan losses .....................       $ 1,203   $1,095     $1,047
    Deferred loan fees  ....................................           177      170         80
    Valuation allowance on repossessed assets...............            --       22         32
    State net operating loss carryforward...................            --       20         73
    Unrealized loss on securities available for sale........            --       --        325
    Purchased mortgage servicing rights.....................            52       --         --
    Accrued expenses........................................           156      151        102
    Other...................................................            56       19         10
                                                                   -------   ------     ------

Gross deferred tax asset  ..................................         1,644    1,477      1,669
Valuation reserve  .........................................           (81)    (136)      (389)
                                                                   --------  -------    -------

                                                                     1,563    1,341      1,280
                                                                   -------   -------    -------

Deferred tax liability:
    Originated mortgage servicing rights....................            96       --         --
    Valuation allowance on loans held for sale..............            --       --         38
    Pension  ...............................................            40       40         88
    Depreciation  ..........................................           176      174        109
    Deferred loan costs  ...................................           485      425         78
    Unrealized gain on securities available for sal.........           366      142         --
    Accrued income..........................................           203      192        146
    Other  .................................................            67        4         25
                                                                   -------   -------    -------

                                                                     1,433      977        484
                                                                   -------   -------    -------

Deferred income tax asset (liability), net..................       $   130   $  364     $  796
                                                                   =======   =======    =======

   Retained earnings at December 31, 1995 include approximately $3,445,000 of bad debt reserves for Federal income tax purposes which may be subject to tax if not used to absorb loan losses. Related deferred taxes on such reserves of approximately $1,330,000 have not been provided because it is not expected that such reserves will be utilized for other than loan losses.

   The realization of the net deferred tax asset may be based on utilization of carrybacks to prior taxable periods, anticipation of future taxable income and the utilization of tax planning strategies. Management has determined that it is more likely than not that the net deferred tax asset can be realized by carrybacks to federal taxable income in the three-year carryback period and by expected future taxable income. The valuation reserve relates primarily to certain state tax temporary differences.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(12) EMPLOYEE BENEFITS

 Stock Option Plans

     The Company has stock option plans for the benefit of certain officers and other employees. Outside directors may elect to receive options in lieu of a portion of director fees. Employee options granted under the plans vest over four years at 25% per year. Options are granted at not less than the fair market value of the shares at the date of the grant, and expire ten years from the date of the grant. Activity in the plans is summarized as follows:

                   SIX MONTHS ENDED
                      DECEMBER 31,                            YEARS ENDED JUNE 30,
                                                 ---------------------------------------------
                          1995                  1995                1994                 1993
                     --------------        --------------       ------------        -------------
                             WEIGHTED              WEIGHTED            WEIGHTED            WEIGHTED
                   NUMBER     AVERAGE    NUMBER    AVERAGE    NUMBER   AVERAGE    NUMBER   AVERAGE
                     OF       OPTION       OF       OPTION      OF      OPTION      OF      OPTION
                   SHARES      PRICE     SHARES     PRICE     SHARES    PRICE     SHARES    PRICE
                  ---------  ---------  ---------  --------  --------  --------  --------  --------
Outstanding at
 beginning of
 period.........   180,735   $ 8.74     205,615    $ 8.06    232,990   $7.70     221,240   $7.50
Granted.........     1,079    16.75      10,280     10.65      1,000    9.00      35,000    5.40
Canceled........      (500)   10.00      (3,000)    11.38       (375)   2.83      (1,000)   2.25
Exercised.......    (2,373)    9.39     (32,160)     4.71    (28,000)   5.09     (22,250)   2.34
                   -------              -------              -------             -------
Outstanding at
 end of
 period.........   178,941   $ 8.78     180,735    $ 8.74    205,615   $8.06     232,990   $7.70
                   =======              =======              =======             =======

  At December 31, 1995 and June 30, 1995, exercisable stock options amounted to 162,014 and 161,704, respectively.

 Stock Purchase Plan

  Under the Stock Purchase Plan approved by the Company's stockholders, participating employees may annually purchase shares through accumulated payroll deductions. During the six months ended December 31, 1995, 2,155 shares were purchased at $13.25 per share. During the years ended June 30, 1995, 1994 and 1993, 2,029, 3,412 and 4,207 shares were purchased at $11.375, $8.125 and $2.75 per share, respectively. At December 31, 1995, 38,197 shares were available for issuance under the Plan.

 Employee Stock Ownership Plan

  In May of 1986, the Company adopted an Employee Stock Ownership Plan
("ESOP"). The Plan is designed to provide retirement benefits for eligible employees of the Company. Because the Plan invests primarily in the stock of the Company, it will also give eligible employees an opportunity to acquire an ownership interest in the Company.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


Employees are eligible to participate in the Plan after reaching age twenty-one, completing one year of service and working at least one thousand hours of consecutive service during the previous year. Contributions are allocated to eligible participants on the basis of compensation and years of credited service.

  During May 1986, the Company issued a total of 59,775 shares under the ESOP at a total purchase price of $975,000. The purchase was made from the proceeds of a $975,000 loan from an unrelated third party lender bearing interest at a rate of 75% of floating prime. Repayment of the loan is secured by contributions the Company is obliged to make under a contribution agreement with the ESOP. In 1988, the ESOP purchased 24,696 additional shares at an average price of $11.80 per share which was funded by additional borrowings of approximately $291,000 under the same loan agreement. In 1991, the ESOP purchased 20,000 additional shares at an average price of $4.81 per share funded by available cash in the ESOP. During the six months ended December 31, 1995, the Company made contributions to the ESOP totaling $85,000 and $167,000, $179,000 and $187,000, respectively, for the fiscal years ended June 30, 1995, 1994 and 1993 to enable the ESOP to make principal and interest payments on the loan. The amount contributed was charged to salary and employee benefit expenses. The balance of the loan will be repaid within one year with funds from the Company's future contributions to the ESOP and the earnings on the ESOP's assets.

     Shares used as collateral to secure the loan are released and available for allocation to eligible employees as the principal balance of the loan is repaid. Dividends on released shares are credited to the participants' ESOP accounts. Dividends on unreleased shares may be allocated to participants or applied towards payment of the loan.

     At December 31, 1995, the shares held by the ESOP amounted to 85,330 of which 70,927 were released and allocated to participants of the ESOP. Shares held in suspense at December 31, 1995, to be released annually as the loan is paid down, amounted to 14,403. The market value of these shares at December 31, 1995 was $18.875 per share. Dividends on ESOP shares are charged to retained earnings and all ESOP shares are considered outstanding in determining earnings per share.

 Pension Plan

     The Company provides a noncontributory pension plan for its employees. The funded status of the plan as of December 31, 1995 and June 30, 1995 and 1994 is as follows:

                                                                          DECEMBER 31,        JUNE 30,
                                                                                              --------
                                                                              1995        1995       1994
                                                                             ------      ------     ------
                                                                                    (IN THOUSANDS)
     Vested benefits.....................................................  $  1,498    $  1,663   $  1,397
     Nonvested benefits..................................................        42          46         39
                                                                           ---------   ---------  --------
         Accumulated benefit obligation..................................     1,540       1,709      1,436
     Additional benefits related to future compensation levels...........       541         602        564
                                                                           ---------   ---------  ---------
         Projected benefit obligation....................................     2,081       2,311      2,000
     Plan assets at fair value invested primarily in equity and
       fixed-income securities...........................................     3,665       3,390      3,117
                                                                           ---------   ---------  ---------
     Plan assets in excess of projected benefit obligation...............     1,584       1,079      1,117
     Unrecognized transition asset.......................................      (746)       (781)      (850)
     Unrecognized experience (gain) loss.................................      (623)       (113)        29
                                                                           ---------   ---------  --------
         Prepaid pension cost included in other assets...................  $    215    $    185   $    296
                                                                           =========   =========  ========

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


   The weighted average discount rate and rate of increase in future compensation levels used in calculating the actuarial present value of the projected benefit obligations shown above were 7.0% and 5.0%, respectively, for December 31, 1995 and 8.0% and 6.0%, respectively, for June 30, 1995 and 1994. For all periods presented, the expected long-term rate of return on assets was 8.0%.

Net pension expense for the periods indicated include the following components:

                                                           SIX MONTHS
                                                              ENDED         YEARS ENDED
                                                           DECEMBER 31,       JUNE 30,
                                                                          ---------------
                                                              1995        1995      1994
                                                             ------       ------  -------
                                                                 (IN THOUSANDS)
   Service cost--benefits earned........................     $   64      $  258   $   211
   Interest cost on projected benefit obligation........         77         155       129
   Actual return on plan assets.........................       (322)       (127)      (25)
   Net amortization and deferral........................        151        (186)     (305)
                                                             -------     -------  --------
        Net pension expense (income)....................     $  (30)     $  100   $    10
                                                             =======     =======  ========

   401(k) Savings Plan

     The Company has a 401(k) Savings Plan covering all employees who have reached the age of twenty-one, completed one year of service and worked at least one thousand hours during the previous year. Participants may contribute from 1% to 10% of their pre-tax compensation. The Company makes quarterly matching contributions equal to 33% of the participants' contributions up to 6% of their pre-tax compensation. Employer matching contributions vest at 25% per year. Expense under the Plan amounted to $32,000 for the six months ended December 31, 1995 and $53,000 during the fiscal year ended June 30, 1995.


   Employee Agreements

     Concord Savings Bank (the "Bank") has a supplemental retirement agreement for its chief executive officer. This plan provides retirement benefits designed to supplement benefits available through the Bank's retirement plan for employees. Total expense for these benefits amounted to $15,000 for the six months ended December 31, 1995 and $26,000, $17,000 and $13,000, respectively, for the years ended June 30, 1995, 1994 and 1993.

     The Bank has entered into employment agreements with its senior officers (10 individuals) which provide for a lump sum payment under certain circumstances to the officer amounting to that officer's annual compensation for a period of three years in the case of the chief executive officer, two years in the case of the executive vice president and senior vice president (2 individuals) and one year in the case of each other officer, after the officer's termination, if such termination follows a "change of control" as defined in the agreements.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


   Incentive Compensation Plans

     The Company has two incentive compensation plans designed to provide an annual incentive to improve financial performance, under which annual incentive awards are paid if the Company achieves specified objectives.

     All personnel employed at the beginning of the fiscal year are eligible to participate in the General Profit Sharing Plan. Certain members of senior management are eligible to participate in the Management Incentive Plan. The Board of Directors may provide these incentive awards in the form of cash or stock, or in the case of the General Profit Sharing Plan, a contribution to the Company's 401(k) Plan. Based on financial results achieved during the past three fiscal years, the Company paid total cash incentive awards, as defined in the two plans, of $55,000 for the six months ended December 31, 1995 and $96,000, $111,000 and $29,000, respectively, for the fiscal years ended June 30, 1995, 1994 and 1993.

(13) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND OTHER COMMITMENTS AND CONTINGENCIES

     The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include unused lines of credit, unadvanced portions of construction loans, commitments to originate loans, and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to its financial instruments (for unused lines of credit, loan commitments and standby letters of credit) is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower.

     Financial instruments with off-balance sheet risk at the dates indicated are as follows:

                                                                              AT
                                                                          DECEMBER 31,      AT JUNE 30,
                                                                                       -------------------
                                                                            1995         1995        1994
                                                                       ------------   --------    --------
                                                                                  (IN THOUSANDS)
Unused home equity lines of credit..................................   $   16,387   $   15,640  $   18,586
Unused commercial lines of credit...................................       14,175       10,965       8,000
Unadvanced portions of construction loans...........................        6,207        5,174       2,270
Commitments to originate residential mortgage loans.................        4,314        4,094       5,192
Commitments to originate commercial, construction and commercial
  real estate loans.................................................        7,603       15,146      11,197
Standby letters of credit...........................................        1,624        1,659         542
Unused consumer overdraft protection credit.........................        1,017          946         893
Commitments to sell residential mortgage loans......................        6,322        7,589       5,494
Best efforts commitment to sell automobile loans....................       24,000       48,000          --
Loans sold with credit enhancement..................................       24,019        9,777          --
Unused portion of credit card loans.................................        1,489        1,443       1,614

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


   Commitments to originate loans, unused lines of credit and unadvanced portions of construction loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

   Commitments to sell residential mortgage loans for a fixed price are generally entered into between the date lending commitments are issued to borrowers and the date the loans are sold into the secondary market. Risks arise from the possible inability of counter-parties to meet the terms of commitments and movement in interest rates and related prices.

   Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     The Company has periodically sold automobile loans with credit enhancement that obligates the Company to assume a certain portion of credit losses should they occur. At December 31, 1995, the outstanding balance of those loans totaled $24,019,000. The Company has provided $139,000 to absorb such possible losses. The Company has an agreement to sell up to an additional $24,000,000 of new loan production to the same buyer on a best efforts basis.

   The Company is required to maintain a portion of its cash and due from banks as a reserve balance under the Federal Reserve Act. Such reserve is calculated based upon deposit levels and amounted to $1,726,000 at December 31, 1995.

   The Company is involved in various legal proceedings in the normal course of business, none of which is believed by management to be material to the financial condition or results of operations of the Company.

(14) FAIR VALUES OF FINANCIAL INSTRUMENTS

   The estimates of fair value of financial instruments are based on information available at December 31, 1995, June 30, 1995 and June 30, 1994, and are not indicative of the fair market value of those instruments at the date this report is published. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular class of financial instruments. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


     Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include loans serviced for others, premises and equipment and foreclosed real estate. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.


     The following methods and assumptions were used by the Company in estimating fair values of its financial instruments:

          CASH AND CASH EQUIVALENTS:   The carrying amounts reported in the
     balance sheet for cash and cash equivalents approximate those assets' fair values.

          SECURITIES AVAILABLE FOR SALE, SECURITIES HELD TO MATURITY, AND
     MORTGAGE LOANS HELD FOR SALE:   Fair values for these instruments are based
     on market prices, where available. If quoted market prices are not available, fair values are based on market prices of comparable instruments.

          FHLB STOCK:   The carrying amount reported in the balance sheet for
     Federal Home Loan Bank (''FHLB'') stock approximates fair value. If redeemed, the Company will receive an amount equal to the par value of the stock.

          LOANS:   For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value of other loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of nonaccrual loans was estimated using the estimated fair values of the underlying collateral. The carrying amount of accrued interest approximates fair value.

          LOAN SERVICING RIGHTS:   The carrying values of loan servicing rights
     are reasonable approximations of their fair value at that date.

          DEPOSITS AND OTHER BORROWED FUNDS:   The fair values of non-interest
     bearing demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for time certificates of deposit and borrowed funds are estimated using a discounted cash flow technique that applies interest rates currently being offered to a schedule of aggregated expected monthly maturities on time deposits and other borrowed funds.

          REPURCHASE AGREEMENTS:   Due to the short term nature of repurchase
     agreements, carrying value is a reasonable estimation of fair value.

          LIABILITY RELATING TO ESOP:   The carrying amount reported in the
     balance sheet approximates the liability relating to the ESOP's fair value. The liability reprices quarterly.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


          OFF-BALANCE SHEET INSTRUMENTS: The fair value of commitments to extend credit was based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The estimated fair value of the commitments to sell residential mortgage loans was based on the cost to terminate such commitments.

                                                        DECEMBER 31, 1995         JUNE 30, 1995        JUNE 30, 1994
                                                       -------------------    -------------------    -----------------
                                                                   ESTIMATED             ESTIMATED             ESTIMATED
                                                       CARRYING      FAIR     CARRYING     FAIR      CARRYING     FAIR
                                                        AMOUNT       VALUE     AMOUNT      VALUE      AMOUNT      VALUE
                                                        ------       -----     ------     ------      ------      -----
                                                                                 (IN THOUSANDS)
  FINANCIAL ASSETS:

        Cash and cash equivalents..................  $  31,193  $  31,193   $  31,349  $  31,349   $  15,400  $  15,400
       Securities available for sale...............     67,411     67,411      63,568     63,568      69,922     69,922
       Securities held to maturity.................     47,525     47,760      65,397     65,322      41,324     40,152
       Federal Home Loan Bank stock................      4,411      4,411       4,009      4,009       2,040      2,040
       Mortgage loans held for sale................      2,940      3,027       4,635      4,751       6,106      6,127
       Loans, net..................................    323,347    326,491     318,409    317,098     257,083    258,759
       Accrued interest receivable.................      3,724      3,724       3,540      3,540       2,812      2,812
       Loan servicing rights.......................      2,513      2,513       2,564      2,564          --         --

  FINANCIAL LIABILITIES:

       Non-interest bearing demand
        deposits...................................  $  39,969  $  39,969   $  37,829  $  37,829   $  30,228  $  30,228
       Savings deposits............................    137,835    137,835     138,620    138,620     160,690    160,690
       Time certificates of deposit................    207,633    208,577     196,735    196,892     155,471    155,872
       Repurchase agreements.......................     11,860     11,860      15,879     15,879       1,797      1,797
       Other borrowed funds........................     59,076     59,119      77,142     77,171      24,189     24,067
       Liability related to ESOP...................        118        118         197        197         355        355
       Accrued interest payable....................      1,517      1,517       1,229      1,229         719        719
       Credit enhancement liability................        139        139          51         51          --         --

  OFF-BALANCE SHEET INSTRUMENTS:

       Commitments to extend credit................  $      --  $     123   $      --  $      94   $      --  $     168
       Commitments to sell loans...................         --         --          --          1          --          3

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(15) CONDENSED PARENT COMPANY FINANCIAL INFORMATION

     Condensed financial statements of Community Bankshares, Inc. (the "Parent Company") as of December 31, 1995 and June 30, 1995 and 1994 and for six months ended December 31, 1995 and for the years ended June 30, 1995, 1994 and 1993 follow:

                          COMMUNITY BANKSHARES, INC.
                           CONDENSED BALANCE SHEETS

                                                                           DECEMBER 31,        JUNE 30,
                                                                                         ------------------
                                                                              1995         1995       1994
                                                                           ----------    -------    --------
                                                                         (DOLLARS IN THOUSANDS  EXCEPT SHARE
                                                                                         DATA)
ASSETS
Cash...................................................................    $    1,263    $ 1,601   $  2,048
Securities available for sale--amortized cost $80 at December 31
  and June 30, 1995 and $25 at June 30, 1994...........................           108         97         35
Investment in subsidiary, at equity  ..................................        35,510     33,418     29,453
Other assets...........................................................            85         95         84
                                                                           ----------    -------   --------
          Total assets.................................................    $   36,966    $35,211   $ 31,620
                                                                           ==========    =======   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Liability relating to ESOP.........................................    $      118    $   197   $    355
    Other liabilities..................................................            80         39         47
                                                                           ----------    -------   --------
          Total liabilities............................................           198        236        402
                                                                           ----------    -------   --------

Stockholders' equity:
    Preferred stock, $1.00 par value per share; 1,000,000 shares
      authorized, none issued..........................................            --         --         --
    Common stock, $1.00 par value per share; 3,000,000 shares
      authorized; issued and outstanding, 2,382,849 at
      December 31, 1995, 2,380,476 shares at June 30, 1995 and
      2,376,869 at June 30, 1994.......................................         2,383      2,380      2,377
    Additional paid-in capital.........................................        21,784     21,766     21,962
    Retained earnings..................................................        12,299     11,068      7,870
                                                                           ----------    -------   --------
                                                                               36,466     35,214     32,209
    Unrealized net gains (losses) on securities available for sale, net           578        151       (636)
    Unearned compensation--ESOP........................................          (118)      (197)      (355)
    Treasury stock (at cost) - 9,655 shares at December 31, 1995
      and 11,810 shares at June 30, 1995...............................          (158)      (193)        --
                                                                           -----------   -------   --------
          Total stockholders' equity...................................        36,768     34,975     31,218
                                                                           -----------   -------   --------
          Total liabilities and stockholders' equity...................    $   36,966    $35,211   $ 31,620
                                                                           ==========    =======   ========

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                           COMMUNITY BANKSHARES, INC.
                         CONDENSED STATEMENTS OF INCOME

                                                       SIX MONTHS ENDED
                                                          DECEMBER 31,             YEAR ENDED JUNE 30,
                                                             ENDED             ----------------------------
                                                             1995               1995        1994      1993
                                                            --------          ---------   --------  --------
                                                                        (IN THOUSANDS)
Revenues:
  Interest and dividend income...........................   $    27        $      61     $    54     $    64
  Dividends from subsidiary..............................       549              993         330          --
  Management fees from subsidiary........................        98              131         145         110
  Equity in undistributed income of subsidiary...........     1,675            3,182       3,291       2,460
                                                            -------        ---------     -------     -------
    Total revenues.......................................     2,349            4,367       3,820       2,634
Operating expenses.......................................       575              192         199         174
                                                            -------        ---------     -------     -------
    Net income...........................................   $ 1,774        $   4,175     $ 3,621     $ 2,460
                                                            =======        =========     =======     =======

  The Parent Company's statements of changes in stockholders' equity are identical to the consolidated statements of changes in stockholders' equity and therefore are not reprinted here.


                          COMMUNITY BANKSHARES, INC.
                      CONDENSED STATEMENTS OF CASH FLOWS

                                                                  SIX MONTHS
                                                                     ENDED
                                                                 DECEMBER 31,           YEAR ENDED JUNE 30,
                                                                                     -------------------------
                                                                     1995           1995         1994      1993
                                                                   --------       ---------    --------  --------
                                                                                 (IN THOUSANDS)
Cash flows from operations:
  Net income...................................................    $ 1,774        $ 4,175       $ 3,621     $ 2,460
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
     Equity in undistributed income of subsidiary..............     (1,675)        (3,182)       (3,291)     (2,460)
     (Increase) decrease in other assets.......................         10             68           (33)         (4)
     Increase (decrease) in other liabilities..................         49             (8)           34         (17)
                                                                   -------        -------       -------     -------
         Net cash provided by (used in) operating
          activities...........................................        158          1,053           331         (21)
                                                                   -------        -------       -------     -------
Cash flows from investing activities:
  Purchases of investment securities...........................         --            (55)           --         (17)
                                                                   -------        -------       -------     -------
         Net cash used in investing activities.................         --            (55)           --         (17)
                                                                   -------        -------       -------     -------
Cash flows from financing activities:
  Proceeds from issuance of common stock.......................         53            175           171          65
  Purchase of treasury stock...................................         --           (627)           --          --
  Dividends paid on common stock...............................       (549)          (993)         (416)         --
                                                                   -------        -------       -------     -------
         Net cash provided by (used in) financing                     (496)        (1,445)         (245)         65
          activities...........................................    -------        -------       -------     -------

Net increase (decrease) in cash................................       (338)          (447)           86          27
Cash at beginning of period....................................      1,601          2,048         1,962       1,935
                                                                   -------        -------       -------     -------
Cash at end of period..........................................    $ 1,263        $ 1,601       $ 2,048     $ 1,962
                                                                   =======        =======       =======     =======

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(16) UNAUDITED CONSOLIDATED CONDENSED INCOME STATEMENTS

QUARTERLY INCOME STATEMENTS (UNAUDITED)
                                                                              QUARTERS ENDED
                                                                      -----------------------------
                                                                 SEPTEMBER   DECEMBER    MARCH     JUNE
                                                                 ---------   --------    ------    ------
                                                                     30         31         31       30
                                                                     --         --         --       -----
                                                                     (IN THOUSANDS EXCEPT SHARE DATA)
SIX MONTHS ENDED DECEMBER 31, 1995
Interest and dividend income.................................    $ 9,852    $ 9,952
Interest expense.............................................      5,033      5,023
                                                                 -------    -------
  Net interest and dividend income...........................      4,819      4,929
Provision for possible loan losses...........................        250        248
                                                                 -------    -------
  Net interest and dividend income after provision for
    possible loan losses.....................................      4,569      4,681
Non-interest income..........................................        715        870
Non-interest expense.........................................     (3,543)    (4,254)
                                                                 -------    -------
  Income before income taxes.................................      1,741      1,297
Income taxes.................................................        603        661
                                                                 -------    -------
  Net income.................................................    $ 1,138    $   636
                                                                 =======    =======
Earnings per common and common equivalent share..............    $  0.46    $  0.27
                                                                 =======    =======
FISCAL  YEAR ENDED JUNE 30, 1995
Interest and dividend income.................................    $ 7,547    $ 8,064   $ 8,754   $ 9,508
Interest expense.............................................      3,293      3,602     4,152     4,771
                                                                 -------    -------   -------   -------
  Net interest and dividend income...........................      4,254      4,462     4,602     4,737
Provision for possible loan losses...........................        159        193       200       225
                                                                 -------    -------   -------   -------
  Net interest and dividend income after provision for
    possible loan losses.....................................      4,095      4,269     4,402     4,512
Non-interest income..........................................        548        480       521       652
Non-interest expense.........................................     (3,187)    (3,378)   (3,405)   (3,472)
                                                                 -------    -------   -------   -------
  Income before income taxes.................................      1,456      1,371     1,518     1,692
Income taxes.................................................        429        385       491       557
                                                                 -------    -------   -------   -------
  Net income.................................................    $ 1,027    $   986   $ 1,027   $ 1,135
                                                                 =======    =======   =======   =======
Earnings per common and common equivalent share..............    $  0.42    $  0.41   $  0.42   $  0.46
                                                                 =======    =======   =======   =======
FISCAL YEAR ENDED JUNE 30, 1994
Interest and dividend income.................................    $ 6,715    $ 6,728   $ 6,665   $ 7,096
Interest expense.............................................      2,986      2,928     2,875     2,979
                                                                 -------    -------   -------   -------
  Net interest and dividend income...........................      3,729      3,800     3,790     4,117
Provision for possible loan losses...........................        529        130       133       133
                                                                 -------    -------   -------   -------
  Net interest and dividend income after provision for
    possible loan losses.....................................      3,200      3,670     3,657     3,984
Non-interest income..........................................        886        733       655       544
Non-interest expense.........................................     (3,121)    (3,210)   (3,196)   (3,284)
                                                                 -------    -------   -------   -------
  Income before income taxes.................................        965      1,193     1,116     1,244
Income taxes.................................................        218        229       239       211
                                                                 -------    -------   -------   -------
  Net income after taxes.....................................        747        964       877     1,033
Dividends on preferred stock.................................          8          7         4        --
                                                                 -------    -------   -------   -------
  Net income available to common stock.......................    $   739    $   957   $   873   $ 1,033
                                                                 =======    =======   =======   =======
Earnings per common and common equivalent share..............    $  0.29    $  0.41   $  0.37   $  0.42
                                                                 =======    =======   =======   =======

Aggregate quarterly earnings per share may not equal earnings per share for the full year due to rounding.

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

  As indicated in Note 1, the Company adopted SFAS No. 122 effective July 1, 1994 with the effect of increasing gains on sale of loans by approximately $170,000 for fiscal 1995. In so doing, the Company has herein revised the previously reported quarterly operating results for the first three quarters of fiscal 1995. As a result of such revisions, gains on sale of loans, net income, and earnings per common and common equivalent share were increased as follows:


                                        GAINS ON      NET    EARNINGS
         FISCAL 1995 QUARTER ENDED      --------      ---    ---------
- ----------------------------------   SALE OF LOANS   INCOME  PER SHARE
                                     --------------  ------  ---------
                                     (IN THOUSANDS, EXCEPT SHARE DATA)
September 30, 1994.................     $   58      $  39   $   0.02
December 31, 1994..................         46         31       0.01
March 31, 1995.....................         47         32       0.01


INCOME STATEMENT FOR THE SIX MONTHS ENDED DECEMBER 31, 1994 (UNAUDITED)

                                                     SIX MONTHS
                                                        ENDED
                                                    DECEMBER 31,
                                                        1994
                                                        ----
                                          (IN THOUSANDS EXCEPT SHARE DATA)

Interest and dividend income.............................. $15,611
Interest expense..........................................   6,895
                                                           -------
  Net interest and dividend income........................   8,716
Provision for possible loan losses........................     352
                                                           -------
  Net interest and dividend income after provision for
    possible loan losses..................................   8,364
Non-interest income.......................................   1,028
Non-interest expense......................................  (6,565)
                                                           -------
  Income before income taxes..............................   2,827
Income taxes..............................................     814
                                                           -------
  Net income.............................................. $ 2,013
                                                           =======
Earnings per common and common equivalent share........... $   .83
                                                           =======

                  COMMUNITY BANKSHARES, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


(17) ACQUISITION OF CENTERPOINT BANK


  On March 20, 1996 the Company completed its acquisition of Centerpoint Bank through the issuance of 657,587 shares of common stock. The acquisition was accounted for as a pooling-of-interests and, accordingly, the financial information for all periods presented has been restated to present the combined financial condition and results of operations of both companies as if the acquisition had been in effect for all periods presented.

  The following table presents net interest income, net income and earnings per share reported by each of the companies and on a combined basis:

                                            Six Months
                                              Ended
                                           December 31,             Year Ended June 30,
                                                                    ------------------
                                               1995              1995             1994            1993
                                               ----              ----             ----            ----
                                                 (Dollars in Thousands, Except Per Share Amount)
                                                                   (Unaudited)
Total interest and dividend income:
   Community Bankshares, Inc.........      $ 16,124           $ 28,241          $ 23,218          $ 24,636
   Centerpoint Bank..................         3,680              5,632             3,986             3,060
   Combined..........................        19,804             33,873            27,204            27,696
Net income:
   Community Bankshares, Inc.........      $  1,371           $  3,287          $  3,090          $  2,221
   Centerpoint Bank..................           403                888               531               239
   Combined..........................         1,774              4,175             3,621             2,460
Earnings per common share:
   Community Bankshares, Inc.........      $   0.77           $   1.84          $   1.73          $   1.28
   Centerpoint Bank..................          0.65               1.51              0.90              0.40
   Combined..........................          0.73               1.70              1.49              1.09